SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hughes Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3871202
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11717 Exploration Lane Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the

registration of a class of securities

pursuant to Section 12(b) of the

Exchange Act and is effective

pursuant to General Instruction

A.(c), please check the following

box.  ☐

If this form relates to the

registration of a class of securities

pursuant to Section 12(g) of the

Exchange Act and is effective

pursuant to General Instruction

A.(d), please check the following

box.   ☒

Securities Act registration number to which this form relates: 333-130136

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share (the “Common Stock”), to be registered under this registration statement is contained under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registration Statement on Form S-1 (File No. 333-130136) of Hughes Communications, Inc., filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This description is incorporated by reference into this registration statement.

Item 2.	Exhibits.

(1)*	Amended and Restated Certificate of Incorporation of Hughes Communications, Inc., dated as of December 2, 2005.

(2)*	Amended and Restated By-Laws of Hughes Communications, Inc., dated as of December 2, 2005.

(3)*	Specimen Common Stock Certificate.

*	Incorporated by reference from the Hughes Communications, Inc.’s Registration Statement on Form S-1 (File No. 333-130136), as amended, which was initially filed with the Securities and Exchange Commission on December 5, 2005.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Hughes Communications, Inc. (Registrant)

	By:	/s/ Dean A. Manson
Date: February 6, 2006	Name: Dean A. Manson Title: Vice President, General Counsel and Secretary